EXHIBIT A

     Pursuant to Securities and Exchange Commission Regulation 13d-1(k)(1)(iii), this shall constitute the agreement of the undersigned that the Schedule 13D to which this agreement is appended as an exhibit is filed on behalf of all and each of the undersigned.

Dated: June 18, 2001

/s/ Michael T. Wilhite, Sr.
____________________________
Michael T. Wilhite, Sr.

/s/ Andrew D. Mills
_____________________________
Andrew D. Mills

/s/ Michael T. Wilhite, Jr.
_____________________________
Michael T. Wilhite, Jr.

Mustang Drilling, Ltd.

/s/Andrew D. Mills
_____________________________
Andrew D. Mills, Vice President of
Mustang Drilling GP, LLC, its sole
General Partner